UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         UNIVERSAL DOMAINS INCORPORATED
                         ------------------------------
        (Exact name of small business issuer as specified in its charter)

Canadian Federal                                                  Not applicable
----------------                                                  --------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

        Suite 502 - 828 Howe Street, Vancouver, British Columbia V6Z 2X2
        ----------------------------------------------------------------
                    (Address of principal executive offices)

                                 (604) 683-2678
                                 --------------
                (Issuer's Telephone Number, including Area Code)

Consulting  Agreement with John Formicola;  Consulting  Agreement with Tom Reid;
--------------------------------------------------------------------------------
Consulting  Agreement  with  John  Boldis;   Consulting  Agreement  with  Duncan
--------------------------------------------------------------------------------
McKechnie;  Consulting  Agreement with Mike Edwards;  Consulting  Agreement with
--------------------------------------------------------------------------------
Fred Guarnieri;  Consulting  Agreement with Suraj Jaswal;  Consulting  Agreement
--------------------------------------------------------------------------------
with Dorothy Brown; Consulting Agreement with Lisa Lehner;  Consulting Agreement
--------------------------------------------------------------------------------
with David Flynn; and Consulting Agreement with Victoria Chen.
--------------------------------------------------------------
                            (Full Title of the Plan)

                                   Alan Brown
                         Universal Domains Incorporated
                              502 - 828 Howe Street
                       Vancouver, British Columbia V6Z 1R3
                                 (604) 683-2678
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                                     Proposed maximum       Proposed maximum
    Title of securities         Amount to be        offering price per     aggregate offering        Amount of
      to be registered           registered              share (1)                price           registration fee
---------------------------   ------------------   --------------------   --------------------   ------------------
Common Stock, no par value       24,800,000               $0.015                $372,000               $30.10

(1) Estimated pursuant to Rule 457(a) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on September 5, 2003, as reported on the NASD OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I as to plan information will be sent or given to participants as specified by Rule 428(b)(1), and are not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We  incorporate  the  following  documents  by  reference  in this  Registration
Statement:

(a) our annual report on Form 20-F/A for the fiscal year ending December 31, 2002, filed August 20, 2003;

(b) all our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2002; and

(c) the description of our common stock which is contained in our Form 20-F for the year ended December 31, 2001, filed August 19, 2002.

(d) all other reports (and documents) we file after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Our Bylaws contain an indemnification provision that limits the officers and directors' personal liability to us or any of our stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. A person specifically covered by the indemnification provision in our shall still be liable to the extent provided by applicable law for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we agree to indemnify each such director and executive officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such director and officer in connection with any criminal or civil action brought or threatened against such director or officer by reason of such person being or having been an officer or director of ours. In order to be entitled to indemnification by us, such person must have acted honestly, in good faith, and in a manner such officer or director believed to be in our best interests. With respect to criminal actions, our officers and directors are entitled to indemnification if they had no reasonable grounds to believe their conduct was unlawful. We shall also indemnify our officers and directors in such other circumstances that the Canadian Business Corporations Act permits or requires. IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.1      Certificate of Incorporation dated October 30, 1997*
3.2      Certificate of Name Change*
3.3      Articles*
3.4      By-laws*
5.1      Opinion of Stepp Law Group
10.1     Consulting Agreement with John Formicola.
10.2     Consulting Agreement with Tom Reid.
10.3     Consulting Agreement with John Boldis.
10.4     Consulting Agreement with Duncan McKechnie.
10.5     Consulting Agreement with Mike Edwards.
10.6     Consulting Agreement with Fred Guarnieri.
10.7     Consulting Agreement with Suraj Jaswal.
10.8     Consulting Agreement with Dorothy Brown.
10.9     Consulting Agreement with Lisa Lehner.
10.10    Consulting Agreement with David Flynn.
10.11    Consulting Agreement with Victoria Chen.
23.1     Consent of Stepp Law Group (included in Exhibit 5.1)
23.2     Consent of Morgan & Company

*Filed as exhibits to our Form 20-F for the year ended December 31, 2001, filed August 19, 2002, and incorporated herein by reference.

Item 9. Undertakings.

(a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
--------   -------
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report filed on Form 20-F pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Company certifies it has reasonable grounds to believe that the Company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on September 5, 2003.

UNIVERSAL DOMAINS INCORPORATED,
a Canadian Federal corporation


/s/ Alan Brown
-------------------------------
Alan Brown
President Chief Executive Officer, Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 5, 2003, who are the directors of the registrant's board of directors and who shall administer and enforce the Consulting Agreement with John Formicola; Consulting Agreement with Tom Reid; Consulting Agreement with John Boldis; Consulting Agreement with Duncan McKechnie; Consulting Agreement with Mike Edwards; Consulting Agreement with Fred Guarnieri; Consulting Agreement with Suraj Jaswal; Consulting Agreement with Dorothy Brown; Consulting Agreement with Lisa Lehner; Consulting Agreement with David Flynn; and Consulting Agreement with Victoria Chen for Universal Domains Incorporated.


Signature and Title
-------------------


/s/ Cory Mitchell
-------------------------
Cory Mitchell
Director


AUTHORIZED U.S. REPRESENTATIVE
------------------------------
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 5, 2003, by the undersigned as the duly authorized representative of Universal Domains Incorporated in the United States.


/s/ Cory Mitchell
-------------------------
Cory Mitchell

































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